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                                                                    Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into this Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A of our report dated February 18, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of the Manufacturers Investment Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


                                                   /s/PricewaterhouseCoopers LLP



Boston, Massachusetts
March 1, 2000